Exhibit 99.1

Inhibrx Reports First Quarter 2026 Financial Results

San Diego, CA, May 14, 2026 – Inhibrx Biosciences, Inc. (Nasdaq: INBX) (“Inhibrx” or the “Company”) today reported financial results for the first quarter of 2026. The biopharmaceutical company has two programs in ongoing clinical trials.
Recent Corporate Highlights and Upcoming Milestones
•INBRX-106
◦In May 2026, we announced updated interim data from our randomized, first-line Phase 2 portion of the HexAgon study. The trial evaluated the safety and efficacy of INBRX-106, a hexavalent OX40 agonist, in combination with pembrolizumab (the combination arm) versus pembrolizumab monotherapy (the control arm) in first-line patients with treatment-naïve, PD-L1 positive (Combined Positive Score (CPS) ≥ 20) metastatic or unresectable recurrent Head and Neck Squamous Cell Carcinoma (HNSCC).
◦We plan to announce progression-free survival (PFS) data from the randomized Phase 2 trial in HNSCC in combination with pembrolizumab in the fourth quarter of 2026.
•ozekibart (INBRX-109)
◦In April 2026, we announced updated interim data from our Phase 1/2 study evaluating ozekibart (INBRX-109) in combination with FOLFIRI in patients with locally advanced or metastatic, unresectable colorectal cancer (CRC);
◦Additionally, in April 2026, we submitted a Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) for ozekibart in conventional chondrosarcoma; and
◦We plan to meet with the FDA in the second half of 2026 to discuss plans to initiate a first-line registrational trial in CRC. We also plan to discuss with the FDA the potential for accelerated regulatory pathways for ozekibart in fourth-line colorectal cancer and in refractory Ewing sarcoma.
Financial Results
•Cash and Cash Equivalents. As of March 31, 2026, the Company had cash and cash equivalents of $161.7 million, as compared to $124.2 million as of December 31, 2025. The Company’s cash balance increased as a result of the receipt of gross proceeds of $75.0 million in March 2026 upon entering into the First Amendment to the Loan and Security Agreement (March 2026 Amendment) with Oxford Finance LLC (Oxford).
•R&D Expense. Research and development expenses were $25.2 million for the first quarter of 2026, as compared to $36.9 million for the first quarter of 2025. This decrease was primarily related to lower clinical trial costs associated with ozekibart for the treatment of unresectable or metastatic conventional chondrosarcoma as the trial approached completion of enrollment, as well as a decrease in contract manufacturing expenses due to the timing and completion of certain manufacturing activities required to support our clinical trials. In addition, personnel-related expenses decreased as a result of a decrease in headcount in the current period.

•G&A Expense. General and administrative expenses were $5.7 million during the first quarter of 2026, compared to $6.0 million during the first quarter of 2025. These expenses were consistent in each period with a slight decrease in personnel-related expenses as a result of a decrease in headcount in the current period.
•Other Expense, Net. Other expense, net was $2.5 million during the first quarter of 2026, compared to $0.4 million during the first quarter of 2025. The increase reflects higher interest expense following the Company's receipt of an additional $75.0 million in principal, bringing the outstanding loan balance from $100.0 million to $175.0 million during the first quarter of 2026, as well as lower interest income on the Company's cash and money market balances reflecting lower average cash balances and a decline in short-term interest rates.
•Net Loss. Net loss was $33.4 million during the first quarter of 2026, or $2.15 per share, basic and diluted, as compared to a net loss of $43.3 million during the first quarter of 2025, or $2.80 per share, basic and diluted.
About Inhibrx Biosciences, Inc.
Inhibrx is a clinical-stage biopharmaceutical company with a pipeline of novel biologic therapeutic candidates. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary protein engineering platforms. Inhibrx’s current clinical pipeline of therapeutic candidates includes ozekibart and INBRX-106, both of which utilize multivalent formats where the precise valency can be optimized in a target-centric way to mediate what Inhibrx believes to be the most appropriate agonist function. For more information, please visit www.inhibrx.com.
Forward Looking Statements
Inhibrx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding Inhibrx's judgments and beliefs regarding the strength of Inhibrx’s pipeline; the safety and efficacy of its therapeutic candidate, INBRX-106, based on topline and interim results; the potential for INBRX-106 to be used for the treatment of metastatic or unresectable recurrent HNSCC; the clinical development of our product candidates, including expected data readouts, regulatory submissions and interactions, and the timing thereof; any presumption that topline, interim or preliminary data will be representative of final data or data in later clinical trials; the planned announcement of PFS data from INBRX-106 Phase 2 trial in HNSCC in combination with pembrolizumab; and Inhibrx’s plans to meet with the FDA to discuss plans to initiate a first-line registrational trial in CRC or an accelerated pathway for approval for ozekibart in fourth-line colorectal cancer and in refractory Ewing sarcoma in the second half of 2026. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx’s business, including, without limitation, risks and uncertainties regarding: topline data may not accurately reflect the complete results of a particular study or trial and remain subject to audit, and final data may differ materially from topline data; the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of topline, interim or preliminary data from its clinical trials, including interpretations regarding disease control and disease response; Inhibrx’s ability to utilize its technology platform to generate and advance additional therapeutic candidates; the implementation of Inhibrx’s business model and strategic plans for its business and therapeutic candidates; the scope of protection Inhibrx is able to establish and maintain for intellectual property rights covering its therapeutic candidates; the ability to raise funds needed to satisfy Inhibrx’s capital requirements, which may depend on financial, economic and market conditions and other factors, over which it may have no or limited control; Inhibrx’s financial performance; developments relating to its competitors and its industry; regulatory review and approval of Inhibrx’s therapeutic candidates; and other risks described from time to time in the “Risk Factors” section of its filings with the U.S. Securities and Exchange Commission, including those described in its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K as filed from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:
Kelly D. Deck
Chief Financial Officer
ir@inhibrx.com
858-795-4260

Inhibrx Biosciences, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2026	2025
Operating expenses:
Research and development	$25,217	$36,877
General and administrative	5,710	6,024
Total operating expenses	30,927	42,901
Loss from operations	(30,927)	(42,901)
Total other expense	(2,514)	(410)
Net loss	$(33,441)	$(43,311)
Loss per share	$(2.15)	$(2.80)
Shares used in computing loss per share	15,585	15,468

Inhibrx Biosciences, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	MARCH 31,	DECEMBER 31,
	2026	2025
Cash and cash equivalents	$161,657	$124,220
Other current assets	9,684	8,612
Non-current assets	12,626	13,646
Total assets	$183,967	$146,478

Current liabilities	$26,512	$33,799
Long-term debt, net	174,994	100,559
Other non-current liabilities	3,496	4,127
Total liabilities	205,002	138,485
Stockholders’ equity (deficit)	(21,035)	7,993
Total liabilities and stockholders’ equity (deficit)	$183,967	$146,478